 David Bell:

Thank you, Philippe and thank you all for joining us.

The results we are sharing with you this morning bear out much of what you've been hearing and seeing from Interpublic during the first year of our turnaround process.

There is progress in a number of important areas, particularly organic revenue growth. On other metrics, our results are not as we would have liked them. But, again, I'd remind you – we have consistently communicated that there would not be linear improvement every quarter on every one of the key measures we identified for you in our fourth quarter call earlier this year.

It bears noting that, during the second quarter, we made headway in putting to rest legacy issues reflective of past business actions. It's also worth pointing out that our performance was affected by the costs of moving an extremely complex, poorly integrated organization into the new age of transparency and accountability in which all public companies must operate today.

For me, the most promising news this quarter was on the top line. We posted our fifth consecutive sequential improvement in organic revenue.

What's more, we saw a return to organic revenue growth for the first time since early 2001.

On these calls, we've been talking regularly about the importance of culture change here at Interpublic. The need to create a new kind of culture that values organic, not acquired growth. To nurture people and organizations that know how to go out and win business. To incent individuals and teams that collaborate together on business-building activities.

We're clearly making headway in this area. Look at the Organic Growth Initiative, which in one year has involved nearly 15% of our employee population, many of whom work in our marketing services companies and at our independent advertising agencies. Or consider the new willingness that exists on the part of our companies to partner together to boost our clients' businesses and our own revenue prospects. I'm pleased that we seem to be making strides in the area of growth.

Revenue growth was particularly strong in our domestic operations, across the marketing disciplines. McCann Worldgroup once again posted organic revenue growth, both in the US and internationally. The new business performance there continues to be outstanding. Leadership on the McCann Advertising and MRM side should be credited with these advances.

The professional offering at Draft is among the best in the direct, CRM and digital marketing arena. The company continues to perform extremely well in the United States, yet be penalized by its small international offices acquired in the late 1990s. We are addressing this situation by linking these agencies with other, larger Interpublic companies in many markets.

Public relations built on the first quarter, which was its best in two years. Once again, our strength was at Weber Shandwick in the United States. Internationally, where our PR companies did many acquisitions to build our their global footprint, operations remain challenged. This was particularly true in Europe. Conversely, Initiative Media rode strong international performance to overall organic revenue growth.

FCB experienced good domestic organic revenue growth. The agency continues to work hard and well to pursue new business, as well as to defend its Samsung business.

For a number of quarters, we have talked to you about the difficulties being experienced at Lowe. Along with the agency's management, we remain focused on doing what's necessary to get Lowe back to a position of creative preeminence in those world markets that are vital to the long-term success of its major multinational clients. We're proud that Lowe won ten Lions at the recent Cannes advertising competition, but we are not satisfied. We are also not satisfied with their operating performance and are taking the necessary actions to improve on those results.

One last note on the performance of our operating units. Freed of its motor racing operations, Octagon sports marketing had strong performance in the quarter. That is but one small benefit of our determined efforts to extricate ourselves from motor sports venue ownership. It's been a tough haul to work through and resolve these immensely onerous deals, which bound us to a business we shouldn't have gotten into in the first place.

During the second quarter, we announced an agreement that terminated our contract and related guarantees with Formula One relating to the British Grand Prix. To put that in context, we eliminated obligations that generated approximately $125 million in operating losses in 2002 and 2003 and had potential liabilities of more than $400 million – well in excess of the amount we paid.

Subsequent to the quarter, we negotiated the right to terminate our Silverstone contracts before the end of 2004. We are now positioned to complete our exit from motor sports by year-end and move into 2005 without this considerable drag on our operating results.

We are also making progress on the shareholder suits and have reason to believe that, like motor sports, this is an issue that we will leave behind by the end of this calendar year.

That leaves only the SEC investigation among the legacy items remaining to be addressed. Once again, we have no news to report – we continue to cooperate fully, but the resolution and timing of this matter lie in the hands of the commission.

With Chris Coughlin stepping down at the end of the second quarter, we were pleased to see Bob Thompson assume the CFO title. This is a logical progression for us, since we brought Bob on board with the understanding that he'd eventually step into this role.

We're also fortunate that one of our Board members chose this time to step forward and enter the fray.

He's an exceptionally bright, tough-minded and intuitive individual. A terrific operating and financial executive. Our new Chairman of the Board, who joins us this morning on his first earnings call, Michael Roth.

Michael Roth:

Thank you, David and good morning.

It's a pleasure to be here with all of you. At this point, I'm just shy of finishing my third week at Interpublic, so therefore I would just like to add a few observations:

I am presently spending these early days meeting with as many people as possible. Our operating unit heads, as well as other key executives across Interpublic and outside our company. In these meetings, I've tried to listen, ask lots of questions and learn as much as possible, as fast as possible.

One thing is obvious: we have many talented individuals applying themselves to figuring out how to position and change this business during these challenging and exciting times for marketing communications.

My enthusiasm for Interpublic and its potential continues to grow. These are some terrific assets and franchises to work with.

We've put in place a number of initiatives that can advance our turnaround and enhance shareholder value. Going forward, we have to stay open to new ideas and new ways of doing things. We have to keep changing the culture and driving toward a greater sense of accountability – to one another, to our investors and obviously to our clients.

I'm excited to be here. I'm looking forward to meeting with many of you to discuss the issues and prospects for our company.

David …

David Bell:

Thank you, Michael. We are all very excited to have you on our team. We need someone with your unique skills and drive to partner with us as we continue to lead the turnaround here at Interpublic.

Another new member of our team who joined recently is EVP and Chief Human Resources Officer Tim Sompolski, who comes to us from Altria, where he had a long and distinguished career.

During the past year, we've done an excellent job of recruiting top talent into our organization, at both the operating unit and corporate levels. Tim will help us take our game to another level and make good on the promise to be the most talent-friendly company in our industry.

Yet another talented executive in a new role is Bob Thompson, our new EVP, Chief Financial Officer. Those of you who have had the pleasure of meeting Bob know he's got great command of the workings of the business. He's been a senior finance executive at major multinationals and worked around the world. He leads at very strong team that includes Treasurer Steven Berns, Controller Nick Cyprus and Joe Sukola, our head of shared services.

At this point, I'd like turn it over to Bob, who will take us through the numbers, address key drivers of second quarter performance and update us on progress against our turnaround metrics …

Bob Thompson:

Thank you, David. Good morning, everybody.

We have posted a presentation deck on our web site in conjunction with this earnings release. Going forward, I will refer to the information contained in that presentation.

[Slide 2 "Second Quarter Summary"]

I'd like to begin by addressing at a high level the key performance components in the second quarter, which are called out on page two of our presentation deck. They are: our sustained improvement in organic revenue; the rise in office and general expenses compared to last year; and charges taken in the quarter relating to our restructuring program and motor sports. As David mentioned, we drove progress on both the top line and in our efforts to exit motor sports. But operating results in the quarter were adversely affected by increased expenses due to higher professional fees.

[Slide 3 "Organic Revenue Performance"]

As you can see on slide three of the presentation, organic revenue was up 30 basis points. Our growth was led by business in the U.S., which was up 2.3% organically, but slowed by our performance outside the U.S., which was down 2.1% .

Most of you will recall that our measure of organic revenue adjusts out currency effects and the effects of acquisitions and divestitures, as well as revenues that are passed through to clients and are also included in our Office & General expense line.

As David mentioned, second quarter performance not only returns our company to positive organic growth for the first time since 2001, but marks the fifth consecutive quarter of improved sequential performance in this key measure.

Slide 4 "Operating Margin Impacted By Charges"

The second item I would underscore is that operating margin results in the quarter do not yet fully reflect our revenue successes and cost takeouts. This is due largely to charges in the quarter, but also due to an increase in some categories not related to restructuring. On slide four in our deck, we walk you through the distinction.

The restrucuring charge of $2 million in the quarter represents the tapering off of our restructuring program, as it nears conclusion. We continue to believe that our total investment in restructuring will not exceed $300 million, of which $260 will be in cash. The program began in last year's third quarter and we have recorded about $270 million of the total through the end of this quarter.

A relatively small amount of restructuring expense, related to acceleration of leasehold improvements, is embedded in the Office & General expense line, as has occurred in the past. As you can see on slide four, we also illustrate this expense component, which cost us 20 basis points of margin, as did asset impairment charges.

The largest charge in the quarter was the $80 million item related to our exit of motor sports, as disclosed previously. This has been a major priority for us and we are pleased that we continue to make progress in closing that chapter in our company's history.

The resulting operating margin comparison before charges in this year's second quarter and operating margin before charges in the same period last year is 9.5% versus 10.5% .

[Slide 5 "Q2 Expense Variances"]

Moving now to slide five, we track the expense variances that account for the difference in adjusted margin relative to Q2 of 2003. The largest variance is in professional fees. These are currently necessary expenses for financial and management control initiatives underway in our company around the world – especially our company's efforts to implement and comply with Sarbanes-Oxley requirements. These efforts are in full stride alongside our work to cure our previously disclosed material control weakness, which we foresee continuing for some time.

These expenses are investments in Interpublic, creating a contemporary foundation for global management information and financial reporting and control systems, no less vital to the future of our company than the other initiatives we have shared with you.

The increase in professional fees from last year was approximately 150 basis points of operating margin, primarily driven by significantly higher than anticipated fees related to Sarbanes-Oxley. The secondary driver of these fees was implementation of our shared service initiatives.

Other expense variances that were adverse in the adjusted margin comparison are as follows. Expenses related to prior acquisitions that are accounted for as compensation cost us approximately 70 basis points of margin. The combined effects of higher out of pocket or "reclassifications" in the quarter and foreign currency exchange cost us another 10 basis points.

[Slide 6 "Operating Margin Year to Date"]

On a year to date basis, as seen on slide six, first-half operating margin adjusted for charges is up from 6.7% to 7.2% . While the 50 bps improvement is not at the rate of annual improvement we have targeted, it does reflect the benefit of our restructuring actions and our improved revenue trend, offset by the second quarter factors I mentioned.

[Slide 7 "Progress on Major Initiatives"]

David already has shared his thoughts on the importance of bringing our restructuring program to completion, and the significance of extricating our company from motor sports. These are referenced on slide seven.

In that context of major initiatives, I would like to add that our financial condition remains strong. Our net debt reduction is in excess of $1 billion compared to a year ago. I'll come back to that again in a few moments.

[Slide 8 "Second Quarter 2004 Performance"]

On slide eight, we turn to the full income statement for the second quarter. As you can see, our reported revenue was up 3%. In addition to organic performance, foreign exchange effects were positive compared to last year, while we divested net $21 million of revenue compared to a year ago. At 56% of total revenue, domestic performance is always a key for us, and organic revenue was up 2.3% in the U.S.

Salaries and related expenses were up 1.8% as reported. Foreign exchange comprised the largest swing factor, adding $13.8 million, or 1.6%, year over year. We disposed of businesses that made up $9.8 million, or 1.1%, of compensation last year. The reported total also reflects $11 million in expenses related to prior acquisitions that are accounted for as compensation, which we called out for you in our discussion of Q2 expense variances. That added approximately 1% to the increase from last year's second quarter.

Headcount was 43,900 at quarter end, down 44,500 from a year ago. Our restructuring headcount target was achieved. We have, however, recently begun to invest in those businesses that are growing.

I have already spoken to Office & General expense and the operating margin reconciliation in some detail.

[Slide 9 "2004 Revenue Change"]

Slide nine simply recaps my remarks on revenue in the quarter by showing the increase in its components. Foreign exchange had a positive impact, adding 1.7%, but of course also impacted expenses adversely. Reclassifications of out of pocket expense were up 2.4% .

[Slide 10 "Revenue by Geography"]

Geographically, in slide 10, you can see the strong performance of U.S. revenue and certainly its position as the driver of our favorable revenue outcome in the quarter. Asia was a very strong market for us and was up 12.6% organically. Our businesses in Europe continued to be challenged; organic revenue was down 6% there. These regional results are approximately in line with our first quarter experience, with two exceptions. Asia has accelerated; Latin America slowed due to a fall off in Brazil and Venezuela.

[Slide 11 "Operating Margin Reconciliation"]

Slide 11 provides a different view of the operating margin reconciliation, which breaks down the percent to revenue for each line item.

[Slide 12 "Impact of Motorsports"]

The next slide quantifies the impact of our Motorsports business on our results. In both the quarter and year-to-date periods, revenues were down from a year ago. Operating loss narrowed from a year ago, with improvements of approximately $6 million in the quarter and $8 million year to date.

[Slide 13 "2004 Results ex-Motorsports"]

On slide 13 of the deck, we present the quarter and year to date periods excluding Motorsports. Here again we have stripped out the restructuring expense that was reported in O&G, as well the separate restructuring and impairment charges, to arrive at comparable margins.

[Slide 14 "Other Income and Tax Provision"]

Below the operating profit line, there were two swing factors in the quarter, which we highlight on slide 14.

Interest expense decreased by $7.7 million from a year ago, as total debt declined $493 million from last year, and we were able to pay down the high cost Prudential notes we had been carrying in last year's third quarter.

Our tax provision was $33.4 million, $11 million higher than the second quarter of 2003. Measured against pre-tax results, the provision reflects a high effective tax rate in the quarter, due to losses in certain international markets that receive little or no tax benefit.

[Slide 15"Selected Balance Sheet Items"]

The next slide reflects key balance sheet items. We are quite pleased with the reduction in our debt. Our debt-to-capital ratio has fallen from 55.0% a year ago to 46.5%, largely as a result of the equity financing we accomplished at the end of last year.

[Slide 16 "Selected Balance Sheet Items"]

Slides 16 through 20 are an update on our performance metrics that we started reviewing with you six months ago.

Slide 17 "Organic Revenue Growth"

We feel that our organic revenue performance represents solid progress. We know we made considerable strides in the first quarter and our performance improved sequentially once again in the most recent period.

Slide 18 "Metrics: Operating Margin"

On slide 18, it's clear that we did not sufficiently progress on operating margin versus a year ago. I've explained why that was the case, particularly as relates to higher than anticipated professional fees. The bulk of these have to do with Sarbanes-Oxley, which is an area many companies are finding to be increasingly costly.

Looking forward, we remain confident that our efforts in shared services, IT, procurement and real estate will enable us to exit from the turnaround with operating margins at our targeted range. Given the pressures of increased professional fees, however, our ability to achieve our margin target in 2004 has clearly become more of a challenge.

[Slide 19 and 20: "Metrics Balance Sheet"]

Slides 19 and 20 provide an update on our balance sheet and debt-related targets. As I mentioned, we are progressing on debt-to-capital. We are also making solid progress on debt-to-EBITDA and interest coverage.

That concludes the prepared portion of our remarks. At this point, we'll open the floor up to questions.

Cautionary Statement

This document contains forward-looking statements. Interpublic's representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about Interpublic's beliefs and expectations, particularly regarding recent business and economic trends, potential termination of lease obligations at the Silverstone race track, the impact of litigation, the SEC investigation, dispositions, impairment charges, and the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such risk factors include, but are not limited to, the following:

  risks associated with the effects of global, national and regional economic and political conditions;
  Interpublic's ability to attract new clients and retain existing clients;
  the financial success of Interpublic's clients;
  Interpublic's ability to retain and attract key employees;
  developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world;
  potential adverse effects if Interpublic is required to recognize additional impairment charges or other adverse accounting related developments;
  potential adverse developments in connection with the SEC investigation;
  potential claims relating to termination of the British Grand Prix promoters agreement and Silverstone lease contracts;
  potential downgrades in the credit ratings of Interpublic's securities; and
  the successful completion and integration of acquisitions which complement and expand Interpublic's business capabilities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in Interpublic's Form 10-K, March 2004 Form 10-Q and other SEC filings.

CERTAIN NON-GAAP FINANCIAL MEASURES

Organic Revenue. We derive organic revenue by adjusting reported revenue in respect of any given period by:

  excluding the impact of foreign currency effects over the course of the period to provide revenues on a constant currency basis; and
  excluding the impact on reported revenue resulting from acquisitions and dispositions that were consummated after the FIRST day of the year prior tothe given period.

Additionally, organic revenue calculations for the quarter have been adjusted to make 2004 organic revenue principally arising from public relations and sporting event arrangements more directly comparable to organic revenue arising from public relations and sporting event arrangements in periods preceding January 1, 2004. If these adjustments had been made to revenue for prior periods, there would have been neither a material effect on results in prior periods nor any effect whatsoever on operating or net income. These adjustments primarily relate to "grossing up" revenues and expenses by the same amount in connection with the reimbursement of certain out of pocket expenses relating to public relations and sporting event arrangements.

Management believes that discussing organic revenue, giving effect to the above factors, provides a better understanding of the company's revenue performance and trends than reported revenue because it allows for more meaningful comparisons of current-period revenue to that of prior periods. Management also believes that organic revenue determined on a generally comparable basis is a common measure of performance in the businesses in which it operates. For the same reasons, management makes analogous adjustments to office and general expenses which expenses, as adjusted, are a non-GAAP measure.

Constant Currency. When the company discusses amounts on a constant currency basis, the prior period results are adjusted to remove the impact of changes in foreign currency exchange rates during the current period that is being compared to the prior period. The impact of changes in foreign currency exchange rates on prior period results is removed by converting the prior period results into U.S. dollars at the average exchange rate for the current period. Management believes that discussing results on a constant currency basis allows for a more meaningful comparison of current-period results to such prior-period results.

Net Debt. Net debt as of any given date is total debt as reported at that date less total cash and cash equivalents as of that date. Management believes that discussing net debt is useful because it provides a more complete picture of the company's liquidity position.

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